UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2004

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9690 Deereco Road, Suite 100
Timonium, Maryland  21093
(410) 427-1700
(Address and telephone number of Registrant)

Item 5.  Other Events.

Omega Healthcare Investors, Inc. (the “Company”) is providing updated information relating to the Company’s outstanding common stock and options as of April 30, 2004.  As of April 30, 2004, there were 46,340,599 shares of Omega common stock outstanding and 1,241,408 options to purchase Omega common stock outstanding.  Options for 1,042,217 shares of common stock have been exercised since December 31, 2003.

Stock Options Outstanding as of April 30, 2004

(Unaudited)

The 1,241,408 options outstanding at April 30, 2004, have a weighted-average remaining contractual life of 6.71 years and an exercise price ranging from $2.32 to $37.20 per share.  A breakdown of the options outstanding at April 30, 2004 by price range is presented below:

Option Price Range		Number	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Number Exercisable	Weighted Average Price on Options Exercisable
$2.32	- $3.00	581,760	$2.61	7.30	42,348	$2.37
$3.01	- $3.81	520,482	$3.20	7.85	241,376	$3.22
$6.02	- $9.33	120,165	$6.50	7.81	105,162	$6.41
$20. 25	- $37.20	19,001	$28.03	3.15	19,001	$28.03

Equity Compensation Plans as of April 30, 2004

The following table presents information about our equity compensation plans at April 30, 2004:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,241,408	$3.62	562,070
Equity compensation plans not approved by security holders	—	—	—
Total	1,241,408	$3.62	562,070

No equity incentives were granted to executive officers of the Company in 2003 or 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

	By:	/s/ C. Taylor Pickett
Name: C. Taylor Pickett
Title: Chief Executive Officer

Dated: May 24, 2004